Exhibit 3.9
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/25/2001
010041313 - 3348610
CERTIFICATE OF INCORPORATION
OF
OLD MUTUAL U.S. HOLDINGS, INC.

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
ARTICLE I
The name of the Corporation is; Old Mutual U.S. Holdings, Inc.
ARTICLE II
The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, 19808, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value one cent ($0.01) per share.
ARTICLE V
Election of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VI
In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the Corporation; subject to the right of the Stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.
ARTICLE VII
To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary conduct as a director.
ARTICLE VIII
The incorporator of the Corporation is Lisa L Falenski whose mailing address is DOEPKEN KEEVICAN & WEISS PROFESSIONAL CORPORATION, 58th Floor, USX Tower, 600 Grant Street, Pittsburgh, Pennsylvania 15219.
IN WITNESS WHEREOF, the undersigned has hereunder set her hand and seal this 25th day of January, 2001.

/s/ Lisa J. Falenski
Lisa J. Falenski, Sole Incorporator

OLD MUTUAL U.S. HOLDINGS, INC.
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
(Pursuant to Section 242 of the Delaware General Corporation Law)
OLD MUTUAL U.S. HOLDINGS, INC., a corporation organized'and existing under and by virtue of the General Corporation Law of the State of Delaware ("the Corporation"), DOES HEREBY CERTIFY;
FIRST:    That the Board of Directors of the Corporation by Unanimous Written Consent dated as of March 1,2001 adopted resolutions authorizing a proposed amendment to the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered T so that as amended said Article shall be and read as follows;
“ARTICLE I
The name of the Corporation is;
OLD MUTUAL U.S. LIFE HOLDINGS, INC”
SECOND:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
THIRD:        That said amendment shall be effective on the 31!l day of March, 2001 at 5:00 pin. (Central Time).
IN WITNESS WHEREOF, said OLD MUTUAL U.S. HOLDINGS, INC. has caused this certificate to be signed by Guy Barker, its President and Chief Executive Officer, this 15th day of March, 2001.

OLD MUTUAL U.S. FOLDINGS, INC.

By:	/s/ Guy Barker
Guy Barker
President and Chief Executive Officer
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/28/2001
010154974 - 3348610

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:09 AM 04/11/2011
FILED 11:09 AM 04/11/2011
SRV 110399716 - 3348610 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
OLD MUTUAL U.S. LIFE HOLDINGS, INC.
*****
Old Mutual U.S. Life Holdings, Inc., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
DOES HEREBY CERTIFY:
FIRST: That, by consent of all of the Directors of the Corporation, the following resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable:
VOTED:    that the Board of Directors of the Company hasdetermined that it is in the best interests of the Company to change its name to Fidelity & Guaranty Life Holdings, Inc.; that the Company is authorized to change its name as provided, to amend its bylaws to reflect such change in name, to amend its charter through Certificate of Amendment reflecting such change in name, and to make such filings and take such other actions as are necessary or appropriate to change the name of the Company; and further, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “1”, so that, as amended, said Article shall be and read as follows:
“ARTICLE I
The name of the Corporation is: Fidelity & Guaranty Life Holdings, Inc.”
SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
[Signature Page to Follow]

IN WITNESS WHEREOF, said Old Mutual U.S. Life Holdings, Inc. has caused this certificate to be signed by Eric L. Marhoun, its Senior Vice President, General Counsel and Secretary this 6th day of April, 2011.

Old Mutual U.S. Life Holdings, Inc.

By:	/s/ Eric L. Marhoun
Eric L. Marhoun, Senior Vice President,
General Counsel and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:33 PM 05/16/2012
FILED 01:31 PM 05/16/2012
SRV 120575228 - 3348610 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FIDELITY & GUARANTY LIFE HOLDINGS, INC.
Fidelity & Guaranty Life Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:
FIRST: The Corporation's Certificate of Incorporation (the "Certificate of Incorporation") is hereby amended by deleting Article IV thereof in its entirety and inserting in lieu thereof the following Article IV:
IV.
"The total number of shares of stock which the Corporation shall have authority to issue is eleven million (11,000,000) shares of common stock, par value $0.01 per share. From and after the effective date of the amendment of this Certificate of Incorporation to provide for such increase in authorized shares of common stock of the Corporation, each outstanding share of common stock, par value $0.01 per share, of the Corporation held by a stockholder as of such date shall represent 100,000 shares of common stock, par value $0.01 per share, of the Corporation without any further action by the stockholder. Each holder of record of a certificate of such issued shares of the Corporation's common stock, par value $0.01 per share, currently outstanding shall be entitled, upon submission of such certificate to the Corporation for cancellation, to receive a certificate for the Corporation's common stock, par value $0.01 per share, representing 100,000 times the number of such issued shares of common stock, par value $0.01 per share, stated on the face of the certificate so delivered for cancellation."
SECOND: The foregoing amendment has been duly adopted by the board of directors of the Corporation and the stockholders of the Corporation in accordance with the provisions of Sections 141, 228 and 242 of the DGCL.
[Signature Page Follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the authorized person below this 16th day of May, 2012.

FIDELITY & GUARANTY LIFE HOLDINGS, INC.

By:	/s/ Leland C. Launer, Jr
Name: Leland C. Launer, Jr.
Its: President & Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45 PM 12/27/2012
FILED 01:42 PM 12/27/2012
SRV 121395725 - 3348610 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FIDELITY & GUARANTY LIFE HOLDINGS, INC.
Fidelity & Guaranty Life Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:
First: The Corporation's Certificate of Incorporation (the "Certificate of Incorporation") is hereby amended by deleting Article IV thereof in its entirety and inserting in lieu thereof the following Article IV:
IV.
"The total number of shares of stock which the Corporation shall have authority to issue is eleven million (11,000,000) shares of common stock, par value $0.01 per share. From and after May 16, 2012, each outstanding share of common stock, par value $0.01 per share, of the Corporation held by a stockholder as of May 16, 2012 shall represent 100,000 shares of common stock, par value $0.01 per share, of the Corporation without any further action by the stockholder. Each holder of record of a certificate of such issued shares of the Corporation's common stock, par value $0.01 per share, on May 16, 2012 shall be entitled, upon submission of such certificate to the Corporation for cancellation, to receive a certificate for the Corporation's common stock, par value $0.01 per share, representing 100,000 times the number of such issued shares of common stock, par value $0.01 per share, stated on the face of the certificate so delivered for cancellation. From and after the effective date of this amendment of the Certificate of Incorporation, there shall be two classes of common stock par value $0.01 per share, Class A and Class B, which shall be identical except that Class B shall be non-voting, with the total number of shares of stock which the Corporation shall have authority to Issue to remain at eleven million (11,000,000) consisting of ten million six hundred thousand (10,600,000) shares of Class A and four hundred thousand (400,000) shares of Class B. All shares outstanding as of the effective date of this amendment shall be Class A."
Second: The foregoing amendment has been duly adopted by the board of directors of the Corporation and stockholders of the Corporation in accordance with the provisions of Sections 141, 228 and 242 of the DGCL.
[Signature Page Follows.]

In Witness Whereof, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by the authorized officer below this 27th day of December, 2012.

Fidelity & Guaranty Life Holdings, Inc.

By:	/s/ Eric L. Marhoun
Eric L. Marhoun
Senior Vice President and Secretary